Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                              -------------------


We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement of Northstar Equity Trust on Form N-1A (File Nos. 33-56881 and 811-8817) of our report dated August 7, 1998, on our audit of the statement of assets and liabilities of Northstar Mid-Cap Growth Fund as of August 6, 1998.

We also consent to the reference to our firm under the caption "Other Information" in the Statement of Additional Information.




                                                 PricewaterhouseCoopers LLP



New York, New York
August 11, 1998